Exhibit 23.4

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in this Registration Statement on Form S-8 of CorEnergy Infrastructure Trust, Inc. of our report dated May 8, 2012, relating to our audits of the consolidated financial statements of VantaCore Partners LP and Subsidiaries appearing in Amendment No. 2 to the Annual Report on Form 10-K/A of CorEnergy Infrastructure Trust, Inc., for the year ended December 31, 2013.

/s/ Cooper, Travis & Company, PLC

September 17, 2014
Nashville, TN